UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2022

NOCTURNE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40259	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Germay Drive, Unit 4 #1066 Wilmington, DE 19804

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 228-7142

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value and one right	MBTCU	The Nasdaq Stock Market LLC
Ordinary shares included as part of Units	MBTC	The Nasdaq Stock Market LLC
Rights included as part of the Units	MBTCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 5, 2022, Nocturne Acquisition Corporation (the “Company”) filed a Current Report on 8-K (the “Original 8-K”) to announce, among other things, the results of the stockholder vote at the Company’s recently held special meeting in lieu of the 2022 annual meeting of stockholders.

This amendment is being filed solely to correct an inadvertent typo in the last sentence of the section in the Original 8-K titled “Item 5.07. Submission of Matters to a Vote of Security Holders” that referenced the number of public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. The correct number of such public shares is 9,515,920. With the exception of this correction, there are no other changes or modifications to the Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCTURNE ACQUISITION CORPORATION

By:	/s/ Henry Monzon
	Name:	Henry Monzon
	Title:	Chairman and Chief Executive Officer

Dated: October 21, 2022

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